UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2023

Landos Biopharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39971	81-5085535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 11239
Blacksburg, Virginia		24062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 540 218-2232

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LABP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2023, the board of directors (the “Board”) of Landos Biopharma, Inc. (the “Company”) appointed Alka Batycky to serve as a director of the Company effective May 30, 2023. Ms. Batycky will serve as a Class III director whose term will expire at the 2024 Annual Meeting, at which time she will stand for election by the Company’s stockholders. Ms. Batycky was also appointed to serve on the Audit Committee.

There is no arrangement or understanding between Ms. Batycky and any other person pursuant to which she was selected as a director of the Company, and there is no family relationship between Ms. Batycky and any of the Company’s other directors or executive officers. The Company is not aware of any transaction involving Ms. Batycky requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Batycky, age 53, served as Chief Development Officer at Finch Therapeutics from February 2022 until March 2023. From July 2019 to April 2021, she served as Chief Development Officer at Ohana Biosciences and from August 2016 until June 2019 she served as Chief Operating Officer at Akashi Therapeutics. Ms. Batycky holds a B.S. in Toxicology and Pharmacology as well as a Ph.D. in Toxicology from the University of London, School of Pharmacy.

In accordance with the Company’s Non-Employee Director Compensation Policy, upon commencement of her service as a director on May 30, 2023, Ms. Batycky was granted an initial option grant (the “Initial Grant”) under the Company’s 2019 Equity Incentive Plan (the “Plan”) to purchase 3,600 shares of the Company’s common stock at an exercise price of $3.05 per share, which will vest in equal monthly installments over a three-year period such that the option is fully vested on the third anniversary of the date of grant, subject to Ms. Batycky’s continuous service through such vesting dates. At each annual meeting of stockholders following which Ms. Batycky will continue service as a director, Ms. Batycky will also be entitled to receive an additional option grant to purchase 1,800 shares of the Company’s common stock (the “Annual Grant”), which will vest upon the one-year anniversary of the date of grant, subject to Ms. Batycky’s continuous service through such vesting date. Additionally, Ms. Batycky will be entitled to receive a $45,000 annual retainer, payable quarterly in arrears, for her service on the Board, and a $10,000 annual retainer, payable quarterly in arrears, for her service on the Audit Committee. Ms. Batycky has also entered into the Company’s standard form of indemnification agreement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 30, 2023, the Company filed an Amended and Restated Certificate of Incorporation (the “Amended and Restated Charter”) with the Secretary of State of the State of Delaware to integrate the Certificate of Amendment to its Amended and Restated Certificate of Incorporation previously filed with the Secretary of State of the State of Delaware on May 25, 2023.

The foregoing description is qualified in its entirety by the Amended and Restated Charter, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 30, 2023, the Company issued a press release announcing the appointment of Ms. Batycky to the Board. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

3.1	Amended and Restated Certificate of Incorporation of Landos Biopharma, Inc. effective May 30, 2023.
99.1	Press Release, dated May 30, 2023, entitled “Landos Biopharma Appoints Alka Batycky to its Board of Directors.”
104	The cover page from Landos Biopharma, Inc.’s Form 8-K filed on May 30, 2023, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landos Biopharma, Inc.

Date:	May 30, 2023	By:	/s/ Gregory Oakes
Gregory Oakes Chief Executive Officer